Exhibit 99.1

PRESS RELEASE

Agile Software Corporation

6273 San Ignacio Avenue
San Jose, CA 95119
Voice: (408) 284-4000
Fax: (408) 284-4002

Media Contact

Terri Pruett
Agile Software Corporation
Terri.Pruett@agile.com
(408) 284-4048

Agile Reports Second Quarter Fiscal 2006 Results

Outlook Remains Positive

San Jose, CA—November 21, 2005—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced results for the second quarter of fiscal 2006, which ended October 31, 2005. Total revenues for the quarter were $31.5 million, compared to $28.2 million for the second quarter of fiscal 2005. License revenues for the second quarter of fiscal 2006 were $10.1 million, compared to $11.2 million for the second quarter of fiscal 2005.

Net loss for the second quarter of fiscal 2006, on a generally accepted accounting principles (GAAP) basis, was $4.0 million, or ($0.07) per share, compared to a net loss of $92,000, or ($0.00) per share, for the second quarter of fiscal 2005.

Non-GAAP net loss for the second quarter of fiscal 2006, which excludes amortization of intangibles and stock compensation, was $1.6 million, or ($0.03) per share, compared to a non-GAAP net income of $672,000, or $0.01 per share, for the second quarter of fiscal 2005. Reconciliation between our net income (loss) on a GAAP and non-GAAP basis is provided in a table immediately following the non-GAAP Condensed Consolidated Statements of Operations below.

Management Commentary

“Revenues were up year-over-year, but down sequentially,” said Bryan Stolle, Agile chief executive officer. ”While PLM remains the hottest segment within enterprise software sector, the demand picture in the overall enterprise software sector is still difficult, creating challenges in delivering predictable results. Overall, we are optimistic about the PLM segment, but we are experiencing somewhat inconsistent results due to unpredictable customer capital spending patterns.”

“We remain optimistic about the long-term prospects for our business and for PLM, though we are disappointed in the Q2 results,” said Jay Fulcher, president and COO. “Agile continues to win in the market, and Agile customers continue to broaden their deployment of our solutions. In the second half of our fiscal year we will be focused on driving more predictable revenues and improved bottom line performance while continuing to deliver value to our customers.”

Customer Wins and Expansions

Organizations that purchased new or additional licenses of Agile’s PLM solutions include: Advanced Medical Optics, Alps, Alcatel, Analogic, Arthrocare, Braun, Chunghwa, Cisco, Eastman Kodak, Flextronics, Harris, Hill-Rom, Hitachi, IBM, Intier, Intuitive Surgical, Inventech, Lockheed Martin, Matsushita, Metaldyne, Panasonic, Philip Morris International, Philips, SanDisk, Sanmina SCI, Siemens, Tellabs, Texas Instruments, Thyssen Krupp and Welch Allyn.

Awards and Recognition

Agile is very proud that Agile customers Arthrocare Corporation and Lucent Technologies were honored with Start Magazine’s Technology and Business Awards for clearly demonstrating their commitment and understanding of how PLM helps them effectively improve and enhance their companies and their bottom lines. During the quarter, Agile was also recognized by leading industry analyst Gartner as a visionary leader in the PLM market. The Gartner Magic Quadrant profiles companies that will have the greatest impact on the PLM market, and positions each vendor based on Gartner’s view of how evaluated companies will serve users and perform during a two year period. Agile earned high marks for its ability to deliver value to discrete manufacturing industries, and earned the highest ratings of any PLM vendor in the high tech and life sciences industries. Agile was also noted as a top vendor in the automotive and consumer packaged goods industries. Last but not least, Agile was named to Software Magazine’s 23rd Annual Software 500, a list of the world’s foremost software and services providers. The Software 500 is a revenue-based ranking of the world’s largest software and services suppliers targeting enterprise IT organizations.

Conference Call Details

Agile will discuss its second quarter results and management’s forward looking guidance on a conference call today beginning at 2:00pm Pacific Time. A Web cast of the conference will be available on Agile’s Web site at www.agile.com under the ‘Investor Relations’ section. You may access replays of the Web cast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company’s Web site immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 284-4011.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Boeing, Dell Inc., Flextronics International, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Siemens, QUALCOMM and ZF are among the over 10,000 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that have licensed Agile solutions. For more information, call 408-284-4000 or visit www.agile.com.

Non-GAAP Financial Measures

In addition to reporting our financial results in accordance with generally accepted accounting principles, or GAAP, we are also providing with this press release non-GAAP net income (loss) and non-GAAP net income (loss) per share information. In preparing our non-GAAP information, we have excluded where applicable, stock-based compensation (a non-cash charge), acquisition-related amortization of intangible assets and acquired in-process research and development (non-cash charges), acquisition related compensation (a non-recurring charge), and restructuring and other charges. Because of the non-recurring or infrequent nature and/or non-cash nature of several of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude the non-cash charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations, and excludes the non-recurring and infrequently incurred cash items as a means of more accurately predicting liquidity requirements. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements” as defined under securities laws, including statements relating to the Company’s expectations regarding the Company’s financial results in future periods. Actual results may differ materially and adversely from those expressed in any forward-looking statements. These factors include, but are not limited to, overall spending patterns for enterprise software in general and for PLM in particular and other risk factors detailed in the Company’s filings with the

Securities and Exchange Commission. For additional information regarding the risks inherent in our business, please see “Risk Factors” included in our Annual Report on Form 10-K for the year ended April 30, 2005, and in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2005, as filed with the Securities and Exchange Commission. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.

NOTE: Agile and Agile Software are registered trademarks of Agile Software Corporation.

Agile Software Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2005	2004	2005	2004
Revenues:
License	$10,076	$11,206	$23,477	$21,520
Service	21,403	17,011	42,386	33,178

Total revenues	31,479	28,217	65,863	54,698

Cost of revenues:
License	835	1,164	1,607	2,241
Service (1)	10,731	8,013	22,413	15,582
Amortization of intangible assets	725	177	1,450	355

Total cost of revenues	12,291	9,354	25,470	18,178

Gross profit	19,188	18,863	40,393	36,520

Operating expenses:
Sales and marketing (1)	12,332	11,122	25,162	21,458
Research and development (1)	8,534	5,515	16,755	10,845
General and administrative (1)	2,868	2,744	6,314	5,477
Amortization of intangible assets	627	390	1,229	1,046
Restructuring charges	—	—	—	2,132

Total operating expenses	24,361	19,771	49,460	40,958

Loss from operations	(5,173)	(908)	(9,067)	(4,438)

Interest and other income, net	1,284	1,078	2,154	1,878

Loss before income taxes	(3,889)	170	(6,913)	(2,560)
Provision for income taxes	111	262	407	535

Net loss	$(4,000)	$(92)	$(7,320)	$(3,095)

Net loss per share:
Basic and diluted	$(0.07)	$(0.00)	$(0.14)	$(0.06)

Weighted average shares	53,757	52,677	53,674	52,560

(1)      Effective May 1, 2005, Agile adopted FAS 123(R), “Share-Based Payments,” and uses the modified prospective method to value its share-based payments. Accordingly, for the three and six months ended October 31, 2005, stock compensation was accounted under FAS 123(R) while for the three and six months ended October 31, 2004, stock compensation was accounted under APB 25, “Accounting for Stock Issued to Employees.” The amounts in the tables above include stock compensation as follows:

Cost of service revenue	$181	$53	$273	$143
Sales and marketing	478	85	891	244
Research and development	142	8	203	23
General and administrative	206	51	404	123

Total stock compensation	$1,007	$197	$1,771	$533

Agile Software Corporation

Non-GAAP Financial Measures and Reconciliations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2005	2004	2005	2004
GAAP net loss to non-GAAP net income (loss) reconciliation:
GAAP net loss	$(4,000)	$(92)	$(7,320)	$(3,095)
Stock compensation (1)	1,007	197	1,771	533
Amortization of intangible assets	1,352	567	2,679	1,401
Restructuring charges	—	—	—	2,132

Non-GAAP net income (loss)	$(1,641)	$672	$(2,870)	$971

GAAP basic and diluted to non-GAAP basic and diluted earnings (loss) per share reconciliation:
GAAP basic and diluted loss per share	$(0.07)	$(0.00)	$(0.14)	$(0.06)
Stock compensation (1)	0.02	—	0.04	0.01
Amortization of intangible assets	0.02	0.01	0.05	0.03
Restructuring charges	—	—	—	0.04

Non-GAAP basic and diluted earnings (loss) per share	$(0.03)	$0.01	$(0.05)	$0.02

Weighted average shares used in calculating non-GAAP diluted net income per share	53,757	54,300 (2)	53,674	54,219 (2)

(1)	Effective May 1, 2005, Agile adopted FAS 123(R), “Share-Based Payments,” and uses the modified prospective method to value its share-based payments. Accordingly, for the three and six months ended October 31, 2005, stock compensation was accounted under FAS 123(R) while for the three and six months ended October 31, 2004, stock compensation was accounted under APB 25, “Accounting for Stock Issued to Employees.”
(2)	Weighted average shares used in calculating non-GAAP diluted net income per share for the three and six months ended October 31, 2004 were computed while giving effect to all dilutive potential common shares, which were anti-dilutive for the purpose of calculating GAAP diluted net loss per share.

Agile Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	October 31, 2005	April 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$96,675	$81,760
Short-term investments	86,023	93,444
Accounts receivable, net	20,472	26,899
Other current assets	4,241	5,157

Total current assets	207,411	207,260

Long-term investments	17,945	23,176
Property and equipment, net	9,770	10,067
Intangible assets, net	9,756	12,735
Other assets	1,026	1,127
Goodwill	66,716	66,658

Total assets	$312,624	$321,023

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other liabilities	$24,449	$26,694
Deferred revenue	23,199	25,190

Total current liabilities	47,648	51,884

Other non-current liabilities	6,677	8,258

Total liabilities	54,325	60,142

Total stockholders’ equity	258,299	260,881

Total liabilities and stockholders’ equity	$312,624	$321,023